Exhibit 99.4

VIACOM INC.

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF

Unregistered 4.375% Senior Debentures due 2043

($1,446,365,000 aggregate principal amount issued on

November 26, 2012, December 4, 2012 and December 17, 2012)

To Registered Holder:

The undersigned hereby acknowledges receipt of the prospectus dated                     , 2013 (the “prospectus”) of Viacom Inc. (“Viacom”) and the related letter of transmittal, which together constitute the offer of Viacom (the “exchange offer”) to exchange up to $1,446,365,000 aggregate principal amount of 4.375% Senior Debentures due 2043, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “exchange senior debentures”), for the outstanding unregistered $1,446,365,000 aggregate principal amount of 4.375% Senior Debentures due 2043 (the “unregistered senior debentures”), upon the terms and subject to the conditions set forth in the exchange offer.

This will instruct you, the registered holder, as to the action to be taken by you relating to the exchange offer with respect to the unregistered senior debentures held by you for the account of the undersigned.

The aggregate face amount of the unregistered senior debentures held by you for the account of the undersigned is (fill in amount):

$                             of 4.375% Senior Debentures due 2043.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

❑    To TENDER the following unregistered senior debentures held by you for the account of the undersigned (insert principal amount of unregistered senior debentures to be tendered (if any)):

$                             of 4.375% Senior Debentures due 2043.

❑    NOT to TENDER any unregistered senior debentures held by you for the account of the undersigned.

If the undersigned instructs you to tender unregistered senior debentures held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•

the exchange senior debentures acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange senior debentures, whether or not the person is the undersigned;

neither the undersigned nor any other recipient of the exchange senior debentures (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the unregistered senior debentures or exchange senior debentures;

•

neither the undersigned nor any other recipient is an “affiliate” of Viacom within the meaning of Rule 405 promulgated under the Securities Act or, if the undersigned or such recipient is an affiliate, that the undersigned or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with Viacom or any “affiliate” of Viacom within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange senior debentures;

•

if the undersigned is a broker-dealer, the undersigned further represents and warrants that if it will receive exchange senior debentures for its own account in exchange for unregistered senior debentures that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange senior debentures received in the exchange offer; and

•	the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations.

By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange senior debentures, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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